Exhibit 99.2

Shareholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370	Contact:
Christopher Oddleifson
President and
Chief Executive Officer
(781) 982-6660
Denis K. Sheahan
Chief Financial Officer
(781) 982-6341
INDEPENDENT BANK CORP. ANNOUNCES STOCK REPURCHASE PROGRAM
     Rockland, MA (December 14, 2006) - Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced that the Company’s Board of Directors approved a common stock repurchase program. Under the program, which is effective immediately, the Company is authorized to repurchase up to 1,000,000 shares, or approximately 7% of the Company’s outstanding common stock. The Company placed no deadline on the repurchase program, but expects to make open market or privately negotiated purchases from time to time. The timing and amount of stock repurchases will depend upon market conditions, securities law limitations, and other corporate considerations. The repurchase program may be modified, suspended, or terminated by the Board of Directors at any time.
     Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $2.9 billion in assets. Rockland Trust Company is a full-service community bank serving southeastern Massachusetts and Cape Cod. To find out more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com.